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                                                                     Exhibit 5.1


                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                 TELEPHONE 650-493-9300  FACSIMILE 650-493-6811
                                  WWW.WSGR.COM


                                 September 16, 1999

QuickLogic Corporation

1277 Orleans Drive

Sunnyvale, CA 94089

    RE:  REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:


    We have examined the Registration Statement on Form S-1 by you with the Securities and Exchange Commission ("SEC") on June 9, 1997 (Registration No. 333-28833), as amended by Amendment Nos. 1, 2, 3, 4 and 5 thereto filed with the SEC on June 18, 1997, July 30, 1997, October 27, 1997, August 10, 1999 and
September 16, 1999, respectively (the "Registration Statement"), in connection with registration under the Securities Act of 1933, as amended, of up to 6,667,000 shares of your Common Stock, par value $0.001 and an over-allotment option granted to the underwriters of the offering to purchase up to 1,000,050 shares (collectively, the "Shares"). We understand that the Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.


    It is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                          Very truly yours,

                                          /s/ WILSON SONSINI GOODRICH & ROSATI

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation